Law Offices

Drinker Biddle & Reath

Philadelphia National Bank Building

1345 Chestnut Street

Philadelphia, PA  19107-3496

Telephone: (215) 988-2700

Telex: 834684

Fax: (215) 988-2757



December 27, 1996







Portico Funds, Inc.

Portico Funds Center

615 East Michigan Street

Milwaukee, WI  53201-3011



                Re:     Rule 24f-2 Notice for Portico Funds, Inc. Registration
Nos. 33-18255 and 811-5380



Gentlemen:



                We have acted as counsel for Portico Funds, Inc., a Wisconsin corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock, representing interests in the Company's
Money Market Fund, Tax-Exempt Money Market Fund, U.S. Government
Money Market Fund, Institutional Money Market Fund, U.S.
Treasury Money Market Fund, Special Growth Fund, Bond IMMDEX
Fund, Equity Index Fund, Growth and Income Fund, Short-Term Bond
Market Fund, Balanced Fund, MidCore Growth Fund, Intermediate
Bond Market Fund, Tax-Exempt Intermediate Bond Fund,
International Equity Fund and MicroCap Fund, made definite in number by the Company's Rule 24f-2 Notice for the fiscal year ended October 31, 1996 (collectively, the "Shares").



                In giving the opinion stated below, we have reviewed the Company's Articles of Incorporation, as amended, By-Laws, as amended, resolutions adopted by its Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate. In addition, we have relied on the opinion of Foley & Lardner, dated December 27, 1996, as to all matters of Wisconsin law.



                On the basis of the foregoing, we are of the opinion that the Shares, when issued for payment as described in the Company's prospectuses, were legally issued, fully paid, and non-assessable, except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as amended, which in general provides for personal liability on the part of a corporation's shareholders for unpaid wages of the corporation's employees.



                We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Company's Rule
24f-2 Notice.





 Very truly yours,



/s/DRINKER BIDDLE & REATH